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                         ANDREWS & KURTH L.L.P.
               A REGISTERED LIMITED LIABILITY PARTNERSHIP
OTHER OFFICES:              ATTORNEYS                TELEPHONE:  (202) 662-2700
HOUSTON             1701 PENNSYLVANIA AVENUE, N.W.   TELECOPIER: (202) 662-2739
DALLAS                      SUITE 200                TELEX:            79-1208
LOS ANGELES        WASHINGTON, D.C.  20060-5805
NEW YORK
THE WOODLANDS
LONDON


                                  December 15, 1997


Prudential Securities Incorporated     Financial Guaranty Insurance Company
One New York Plaza, 26th Floor         115 Broadway
New York, New York  10292              New York, New York  10006

First Union Capital Markets Corp.
301 South College Street, TW-06
Charlotte, North Carolina  28288-0166

    Re:  EquiVantage Home Equity Loan Trust 1997-4
         Home Equity Loan Asset-Backed Certificates, Series 1997-4

Ladies and Gentlemen:

    We have acted as counsel to EquiVantage Acceptance Corp., a Delaware corporation (the "Sponsor"), and EquiVantage Inc., a Delaware corporation (the "Servicer" and, together with the Sponsor, the "Companies"), in connection with the issuance of Home Equity Loan Asset-Backed Certificates, Series 1997-4, including $29,380,000 aggregate principal amount of Class A-1 Certificates (the "Class A-1 Certificates"), $21,000,000 aggregate principal amount of Class A-2 Certificates (the "Class A-2 Certificates"), $14,000,000 aggregate principal amount of Class A-3 Certificates (the "Class A-3 Certificates"), $7,000,000 aggregate principal amount of Class A-4 Certificates (the "Class A-4 Certificates") and $28,620,000 aggregate principal amount of Class A-5 Certificates (the "Class A-5 Certificates" and, together with the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates, the "Class A Certificates") and the sale of the Class A Certificates by the Sponsor to Prudential Securities Incorporated (the "Representative") and First Union Capital Markets Corp. (together with the Representative, the "Underwriters"), pursuant to the terms of an Underwriting Agreement dated November 25, 1997 (the "Underwriting Agreement") between the Sponsor and the Underwriters. Simultaneously with the issuance and sale of the Class A Certificates, approximately $1,325,653 aggregate principal amount of Class B Certificates (the "Class B Certificates"), Class RL Certificates representing certain residual rights to distributions from the Lower-Tier REMIC and Class RU Certificates representing certain residual rights to distributions from the Upper-Tier REMIC (the "Residual Certificates" and, together with the Class A Certificates and the Class B Certificates, the "Certificates") are being issued.


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Prudential Securities Incorporated
First Union Capital Markets Corp.
Financial Guaranty Insurance Company
December 15, 1997
Page 2




     The Certificates are being issued pursuant to a Pooling and Servicing Agreement dated as of December 1, 1997 (the "Agreement"), between the Sponsor, the Servicer and Norwest Bank Minnesota, National Association, as trustee (the "Trustee") and will evidence fractional, undivided, beneficial ownership interests in a pool of fixed and adjustable rate residential mortgage loans (collectively, the "Mortgage Loans"), sold by the Sponsor and serviced by the Servicer. Holders of the Class A Certificates will be entitled to the benefits of a Certificate Insurance Policy issued pursuant to an Insurance Agreement dated as of December 1, 1997 (the "Insurance Agreement") among the Sponsor, the Servicer and Financial Guaranty Insurance Corporation (the "Certificate Insurer").

     This opinion is furnished pursuant to Section VI.D of the Underwriting Agreement and pursuant to the Insurance Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Underwriting Agreement.

     As counsel to the Companies, we have examined executed originals of the Agreement, forms of the Certificates, the Underwriting Agreement, the Insurance Agreement and the Master Loan Transfer Agreement, dated as of December 1, 1997 between the Sponsor and the Servicer and the related Conveyance Agreement dated December 1, 1997 (together, the "Master Loan Transfer Agreement"), the Registration Statement on Form S-3 (File No. 333-22343) filed by the Sponsor with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act") (the Registration Statement, including the exhibits thereto, in the form in which it became effective on June 11, 1997, together with any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act that have been filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), through December 15, 1997, and are identified as being applicable to the offering of the Class A Certificates is herein after referred to as the "Registration Statement"), the Base Prospectus and the Prospectus Supplement (the term "Base Prospectus" shall mean the prospectus, constituting a part of the Registration Statement at the time it became effective, as amended and supplemented through the date hereof, including any documents incorporated by reference therein pursuant to the Exchange Act that are identified as being applicable to the offering of the Class A Certificates, and the term "Prospectus Supplement" shall mean the supplement to the Base Prospectus dated November 25, 1997 and relating to the offering of the Class A Certificates; the Base Prospectus as supplemented by the Prospectus Supplement and in the form transmitted electronically on December 11, 1997 for filing with the Commission pursuant to Rule 424(b)(2) under the Act is hereinafter referred to as the "Prospectus") relating to the offering of the Class A Certificates, representative forms of a Mortgage Note and Mortgage, and originals (or copies certified or otherwise identified to our satisfaction) of such other documents, instruments and certificates and have made such


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Prudential Securities Incorporated
First Union Capital Markets Corp.
Financial Guaranty Insurance Company
December 15, 1997
Page 3


investigations of such matters of law and fact as we have considered necessary or appropriate for the purpose of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as forms or copies. We have assumed that all parties to any agreement had the corporate power and authority to enter into such agreement and perform all obligations thereunder and, as to such parties, we have also assumed the due authorization by all requisite corporate action, the due execution and delivery and, except as to the Sponsor and the Servicer, the validity and binding effect and enforceability thereof.

     Based upon the foregoing, and in reliance thereon, and subject to the limitations hereinafter set forth, we are of the opinion that:

          (i) The statements set forth in the Base Prospectus and the Prospectus Supplement under the caption "Material Federal Income Tax Consequences" to the extent that they constitute matters of federal law, provide a fair and accurate summary of such law or conclusions.

          (ii) Assuming (1) an election will be properly made to treat the segregated pool of assets consisting of the Lower-Tier REMIC (as such term is defined in the Agreement) as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes, (2) an election will properly be made to treat the segregated assets (the "Upper-Tier REMIC") consisting of the Lower Tier Interests other than the Class RL Certificates as a REMIC for federal income tax purposes, and (3) compliance with all provisions of the Agreement, for federal income tax purposes each of the Lower-Tier REMIC and the Upper-Tier REMIC will qualify as a REMIC within the meaning of
     Section 860D of the Code, each of the Class A Certificates (other than the Class A-5 Certificates), the Class A-5 Regular Interest (as such term is defined in the Agreement) and the Class B Certificates described in the Prospectus and issued pursuant to the Agreement will be treated as a "regular interest" in a REMIC for purposes of Code Section 860G(a)(1), the Class RU Certificates issued pursuant to the Agreement will be treated as the "residual interest" in the Upper-Tier REMIC for purposes of Code
     Section 860G(a)(2) and the Class RL Certificates issued pursuant to the Agreement will be treated as the "residual interest" in the Lower-Tier REMIC for purposes of Code Section 860G(a)(2).



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Prudential Securities Incorporated
First Union Capital Markets Corp.
Financial Guaranty Insurance Company
December 15, 1997
Page 4


     The opinion herein is based upon our interpretations of current law, including court authority and existing Final and Temporary Regulations, which are subject to change both prospectively and retroactively, and upon the facts and assumptions discussed herein. This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances, or law after the date hereof. In addition, our opinion is based on the assumption that the matter will be properly presented to the applicable court. Furthermore, our opinion is not binding on the Internal Revenue Service or a court. Our opinion represents merely our best legal judgment on the matters presented; others may disagree with our conclusion. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated. In the event any one of the statements, representations or assumptions we have relied upon to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

     We hereby consent to the filing of this letter as an exhibit to a Form 8-K to be filed by the Sponsor with the Commission, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement.

                                   Sincerely,

                                   /s/ ANDREWS & KURTH L.L.P.